UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2018

Remark Holdings, Inc.

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3960 Howard Hughes Parkway, Suite 900 Las Vegas, NV	89169	702-701-9514
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 30, 2018, Remark Holdings, Inc. (“Remark”, “we”, “us” or “our”) entered into Amendment No. 4 and Waiver to Financing Agreement, dated as of the same date (the “Amendment”), to amend the Financing Agreement, dated as of September 24, 2015 (as amended, the “Financing Agreement”), between certain of our subsidiaries as borrowers (together with us, the “Borrowers”), certain of our subsidiaries as guarantors (the “Guarantors”), the lenders from time to time party thereto (the “Lenders”) and MGG Investment Group LP, in its capacity as collateral agent and administrative agent for the Lenders. The Amendment provides for, among other things, (i) reduction in the interest rate on the remaining amount outstanding under the Financing Agreement to three month LIBOR plus 8.5% per annum, (ii) extension of the maturity date under the Financing Agreement to September 30, 2020, (iii) modification of certain of our covenants under the Financing Agreement, including covenants regarding capital expenditures, minimum value of certain of our assets, and consolidated EBITDA of Vegas.com and its subsidiaries, (iv) increase in the amount we are permitted to invest in our non-U.S. subsidiaries operating our KanKan business (v) waiver by the Lenders of certain events of default under the Financing Agreement and (vi) prepayment by the Borrowers of $8.0 million principal amount outstanding and $3.5 million of exit fees under the Financing Agreement within 60 days following the date of the Amendment. In consideration for the Lenders’ entry into the Amendment, we also paid a closing fee of $412,500. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 8.01	Other Events.

On May 1, 2018, we issued a press release announcing the amendment of our financing agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1
Amendment No. 4 and Waiver to Financing Agreement, dated as of April 30, 2018, by and among Remark Holdings, Inc. and certain of its subsidiaries named as Borrowers and Guarantors, the Lenders and MGG Investment Group LP, as Collateral Agent and Administrative Agent for the Lenders.

99.1	Press release dated May 1, 2018.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remark Holdings, Inc.

Date:	May 2, 2018	By:	/s/ Douglas Osrow
		Name:	Douglas Osrow
		Title:	Chief Financial Officer